Condensed Consolidated Balance Sheets
 (Amounts in thousands of US Dollars, except share data)

	December 31, 2009	September 30, 2009
	Unaudited	Audited
Assets
Current assets
Cash and cash equivalents	$133	$803
Restricted cash	100	100
Accounts receivable	196	422
Prepaid and other current assets	299	256
Total current assets	728	1,581

Property and equipment (net)	215	177
Investment in Optasia	729	729

Total assets	$1,672	$2,487

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$970	$539
Accrued expenses and other current liabilities	1,175	1,219
Deferred revenue	7,291	8,522
Notes payable	1,330	830
Notes payable to related party	200	—
Total current liabilities	10,966	11,110

Notes payable (noncurrent portion)	500	80
Notes payable to related party (noncurrent portion)	2,225	2,078
Total liabilities	13,691	13,268

Shareholders’ equity
Ordinary shares, £0.05 par value. Authorized 10,220,711 shares; issued and outstanding 2,125,197 shares at December 31 and September 30, 2009	161	161
A Ordinary shares, £0.05 par value. Authorized 333,863 shares; issued and outstanding 300,607 shares at December 31, and September 30, 2009	23	23
Preferred Ordinary shares, £0.05 par value. Authorized 1,756,254 shares; issued and outstanding 1,567,178 shares at December 31, and September 30, 2009	5,113	5,113
Series B Preferred Ordinary shares, £0.05 par value. Authorized 3,084,113 shares; issued and outstanding 2,358,783 shares at December 31, and September 30, 2009	6,412	6,412
Additional paid-in-capital	3,837	3,748
Accumulated deficit	(27,310)	(25,983)
Accumulated other comprehensive loss	(255)	(255)
Total shareholders’ equity	(12,019)	(10,781)

Total liabilities and shareholders’ equity	$1,672	$2,487

See notes to the consolidated financial statements.

Image Metrics Ltd

Condensed Consolidated Statements of Income
for the three months ended December 31
(Amounts in thousands of US Dollars, except share data)

	2009	2008
	Unaudited	Unaudited
Revenue	$2,387	$1,394
Cost of revenues (exclusive of depreciation shown separately below)	(814)	(435)
Gross profit	1,573	959

Operating expenses
Selling and marketing	(353)	(584)
Research and development	(384)	(387)
Depreciation and amortization	(44)	(66)
General and administrative	(2,054)	(985)
Total operating expenses	(2,835)	(2,022)

Operating loss	(1,262)	(1,063)

Interest expense	(80)	(120)
Foreign exchange gain	15	448
Total other income	(65)	328

Loss before taxes	(1,327)	(735)
Provision for income taxes	—	—
Net loss	$(1,327)	$(735)

Basic and diluted net loss per share of ordinary stock	$(0.62)	$(0.35)

Weighted average shares used in computing net loss per share of ordinary stock	2,125,197	2,125,197

See notes to the consolidated financial statements.

Image Metrics Ltd

Condensed Consolidated Statements of Cash Flows
for the three months ended December 31
(Amounts in thousands of US Dollars, except share data)

	2009	2008
	Unaudited	Unaudited
Operating activities:
Net loss	$(1,327)	$(735)
Adjustments to reconcile net loss to net cashprovided by operating activities:	172	7
Changes in assets and liabilities:	(662)	(627)
Net cash used in operating activities	(1,817)	(1,355)

Net cash used for investing activities	(82)	(51)

Net cash provided by financing activities	1,241	2,011

Effects of exchange rates on cash and cash equivalents	(12)	45
Net increase (decrease) in cash and cash equivalents	(670)	650
Cash and cash equivalents, beginning of period	803	108
Cash and cash equivalents, end of period	$133	$758

See notes to consolidated financial statements.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

1.	Description of Business and Summary of Significant Accounting Policies

Nature of Business

Image Metrics Ltd. (“Image Metrics”) is a leading global provider of technology-based facial animation services to the interactive entertainment and film industries.  Any references to the “Company” or “Image Metrics” are to Image Metrics Ltd. and, its consolidated subsidiaries.

Basis of presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going concern basis, which presumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The Company has incurred significant operating losses and has accumulated reserves deficit of $27,310,000 as of December 31, 2009. The Company's ability to continue as a going concern is dependent upon it being able to successfully raise further equity through the completion of its current offering which is anticipated to close by April 27, 2010.

These conditions indicate a material uncertainty that casts significant doubt about the company’s ability to continue as a going concern.   Nevertheless, the Board, based on the amount of subscriptions currently filled and placed in escrow and the positive response from the market place, are very confident the private offering will be successful and will provide the necessary funding to continue operations and meet its obligations in a timely manner. Thus they continue to adopt the going concern basis of accounting in preparing the financial statements.

These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Unaudited Interim Financial Information

The accompanying Consolidated Balance Sheet as of December 31, 2009, the Consolidated Statements of Income for the three months ended December 31, 2008 and 2009, and the Consolidated Statements of Cash Flows for the three months ended December 31, 2008 and 2009 are unaudited. These unaudited interim Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). In our opinion, the unaudited interim Consolidated Financial Statements include all adjustments of a normal recurring nature necessary for the fair presentation of our financial position as of December 31, 2009, our results of operations for the three months ended December 31, 2008 and 2009, and our cash flows for the three months ended December 31, 2008 and 2009. The results of operations for the three months ended December 31, 2009 are not necessarily indicative of the results to be expected for the year ending September 30, 2010.

These unaudited interim Consolidated Financial Statements should be read in conjunction with the Consolidated Financial Statements and related notes included in our 2009 Annual Report  filed as an exhibit to our 8-K filed on March 16, 2010.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.  Intercompany accounts and transactions have been eliminated in consolidation.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and accompanying notes. Actual results could differ from those estimates.  On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, valuation of deferred tax assets and tax contingency reserves and fair value of the Company’s options and warrants to purchase common stock. Changes in estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Impact of Recently Issued Accounting Standards

In January 2010, the FASB issued new accounting guidance related to the disclosure requirements for fair value measurements and provides clarification for existing disclosures requirements. More specifically, this update will require (a) an entity to disclose separately the amounts of significant transfers in and out of Levels 1 and 2 fair value measurements and to describe the reasons for the transfers; and (b) information about purchases, sales, issuances and settlements to be presented separately (i.e. present the activity on a gross basis rather than net) in the reconciliation for fair value measurements using significant unobservable inputs (Level 3 inputs). This guidance clarifies existing disclosure requirements for the level of disaggregation used for classes of assets and liabilities measured at fair value and requires disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements using Level 2 and Level 3 inputs. The new disclosures and clarifications of existing disclosure are effective for fiscal years beginning after December 15, 2009, except for the disclosure requirements for related to the purchases, sales, issuances and settlements in the rollforward activity of Level 3 fair value measurements. Those disclosure requirements are effective for fiscal years ending after December 31, 2010. The Company does not expect the impact of its adoption to be material to its consolidated financial statements.

On October 1, 2009, the Company adopted the guidance that requires acquiring entities in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. The guidance also requires that assets acquired and liabilities assumed in a business combination that arise from contingencies to be recognized at fair value, if fair value can be determined during the measurement period. This new rule specifies that an asset or liability should be recognized at time of acquisition if the amount of the asset or liability can be reasonably estimated and that it is probable that an asset existed or that a liability had been incurred at the acquisition date. The adoption of this guidance did not have an impact on our consolidated financial position, cash flows or results of operations.

In accordance with ASC 855 the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, are required to be recognized in the financial statements.  Subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date but before financial statements are issued or are available to be issued should not be recognized in the financial statements but may need to be disclosed to prevent the financial statements from being misleading.  In accordance with this standard, we evaluated subsequent events through the date the financial statements were finalized.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

2.	Cost Method Investments

As of December 31, 2009 the Company maintained a $729,000 long term investment in its previously wholly owned subsidiary, Optasia Medical, Ltd. (“Optasia”).  In October 2006, the Company sold the subsidiary to a group of investors which was led by the Company’s largest investor, Saffron Hill Ventures.  Upon the sale of Optasia the Company retained 34% ownership in Optasia.  The Company does not have the ability to exert “significant influence.” as defined by ASC 323 “Investments- Equity methods and Joint Ventures” and accounts for the investment on the cost method.   The investment is reviewed periodically for indicators of impairment and if indentified as having such indicator(s), would be subject to further analysis to determine if the investment is other-than-temporarily impaired. No impairment was made to the carrying value of this investment during the three months ended December 31, 2009.

3.	Fair Value Measurements

The Company follows guidance that requires certain fair value disclosures regarding the Company’s financial and non-financial assets and liabilities.  Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.  The Company do not have any financial assets or liabilities required to be recorded to fair value on a recurring basis, nor financial assets and liabilities required recorded at fair value on a non-recurring basis.

For assets and liabilities recorded at other than fair value, the carrying value of cash and cash equivalents, accounts receivable, accounts payable, other current liabilities and short-term debt approximate their fair value because of the short-term maturity of these instruments.  The fair-value of long-term debt is estimated using a discounted cash flow method based on the Company’s current borrowing rates for similar types of financing without a quoted market price.  No fair value has been included for cost method investments as the Company is unable to determine a reliable and practicable valuation to adequately value the development stage investee with uncertainties about its ultimate growth potential and viability.  There are no identified events or changes in circumstances during the period that had an adverse effect on the fair value of the investment. No impairment analysis was performed during the quarter.  The fair value and carrying value of the Company’s notes payable are summarized in the table below (in thousands), the carrying value doesn't reflect the discount of $117,000 and $159,000 at December 31, 2009 and September 30, 2009, respectively, which would reconcile the carrying value to the balances on the balance sheet. See note 4 for further details on the Company’s debt.

	December 31, 2009		September 30, 2009
	Carrying value	Fair Value	Carrying value	Fair value
Liabilities
Current portion of notes payable	$1,647	$1,566	$956	$948
Noncurrent portion of notes payable	2,725	2,259	2,191	1,846
	$4,372	$3,825	$3,147	$2,794

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

4.	Notes Payable

Image Metrics 10% Unsecured Convertible Notes

In connection with the transaction, Saffron Hill Ventures and other potential investors have agreed to provide the company with bridge financing.  The bridge financing provided working capital while the Company worked to complete the private equity offering.  On January 10, 2010, the Company established a credit instrument up to $2,000,000 10% Unsecured Convertible Notes.

The interest to be paid on the 10% Unsecured Convertible Notes is the greater of 4% of the total draws or 10% per year.  The holders of the notes can convert their notes into shares of the company as part of the pending offering.  The note holders will also receive warrants.  The number of warrants to be issued is based on the length of time the notes remain outstanding.  The fair value of warrants to be issued will equal at a minimum 30% of the draws but cannot exceed 100% of the draws.  As of December 31, 2009, promissory notes totalling $200,000 had been issued.  All of these promissory notes were issued to the Company’s principal investor, SHV. (See note 5 for further discussion.)

Image Metrics Promissory Notes 2011

On October 9, 2009, the Company entered into a loan agreement with a group of lenders, which included the Company’s principal investor, for a $2,500,000 loan facility.  The loan is for working capital purposes and can be drawn upon on an as needed basis.  As of December 31, 2009, a total of $2,025,000 had been advanced against the facility.  The loan bears interest at 6.0% plus the Bank of England base rate, the effective interest rate as of December 31, 2009 was 6.5%.  All principal and accrued interest is due on or before March 31, 2011.
The loan includes contingent conversion rights into shares of the Company’s stock.  (See note 5 for further discussion.)

Saffron Hill Ventures II 2009 Loan

On April 27, 2009 the Company signed a loan agreement with its largest investor, Saffron Hill Ventures (“SHV”) in the amount of $1,200,000. The loan bears interest at 6.0% plus the Bank of England base rate, the effective interest rate as of December 31, 2009 was 6.5%.  The loan’s principal and all accrued interest are due on June 30, 2011.

Private Individual Loan

On March 13, 2009 the Company signed a loan agreement with a private individual. The loan facility is for a maximum of $500,000 and bears interest at 5.0% plus LIBOR, the effective interest rate as of December 31, 2009 was 5.23%. All principal and accrued interest is due on or before June 30, 2011.  The loan includes contingent conversion rights into shares of the Company’s stock.  (See note 5 for further discussion.)

Saffron Hill Ventures Loans

Between July 2005 and April 2008, Image Metrics signed three loan agreements with Saffron Hill Ventures Limited Partnership (“SHVLP”). The loan facility available amounts were £450,000,  £1,000,000 and £1,500,000 with the proceeds to be used for general working capital.  The £450,000 loan bore interest at LIBOR plus 2% and the other loans bore interest at LIBOR plus 8%.  As of September 30, 2008, the total amount outstanding including accrued interest was $4,324,000.

The loan for £450,000 had beneficial contingent conversion rights, whereby the loan could be converted into equity of the Company.  The contingency was based upon the Company completing a successful equity offering which raises at least £100,000.  The conversion price would have been equal to 80% of the share price in the offering.  Upon receiving proceeds from the loan, the Company recorded a discount on the note equal to the intrinsic value of the beneficial conversion rights.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

On October 27, 2008, the Company converted the loans from SHVLP into series B preferred ordinary shares of the Company’s stock. (See note 5 for further discussion.)

ETV Capital 2008 Loan

On March 3, 2008 Image Metrics signed a loan agreement with ETV Capital, Inc. (“ETV”). The loan facility was for a maximum of $1,000,000 with the proceeds to be used for general working capital.  The loan is to be paid in equal instalments commencing July 2008 and continuing through December 31, 2010 at a fixed interest rate of 11.43%.  The loans are secured by a first priority security interest in all assets of Image Metrics Limited.

As part of the loan agreement, ETV received warrants to purchase shares of stock of Image Metrics.  The warrants allow ETV to purchase up to $140,000 of the Company’s shares at an exercise price equal to the lower of £1.19 and the price offered to investors in the next equity offering made by the Company.

ETV, also, received options to purchase up to $200,000 of shares of equity of Image Metrics at the lowest price of any new shares issued by the Company pursuant to the next equity offering made by the company.  The options are only exercisable if the Company completes an equity offering within 10 years of the effective date of the loan. (See note 5 for further discussion.)  As of December 31, 2009, the unamortized balance of the discount was $107,000.  The Company recognized an expense of $27,000 in the three months ended December 31, 2009 associated with these options.

Upon receipt of the loan proceeds, the Company allocated the proceeds based on the fair values of the warrants and the debt.  The fair value assigned to the warrants was equal to $102,000 and was recorded as a discount to the loan.  The discount is being amortized over the term of the loan.  As of December 31, 2009 the unamortized balance of the discount was $10,000 and $18,000 as of September 30, 2009.  The Company recognized $8,000 and $15,000 of interest expense for the three months ended December 31, 2009 and 2008, respectively, from the amortization of this discount. The Company recognized $8,000 and $16,000 of interest expense for three months ended December 31, 2009 and 2008, respectively, for the contractual interest obligation on the note.

Royal Bank of Scotland Loan

In January 2002, the Company obtained a bank loan for £250,000. The loan bears interest at 2.5% per annum.  The loan is guaranteed under the Small Firms Loans Guarantee Scheme in the United Kingdom. As of December 31, 2009, $17,000 was outstanding.

5.	Shareholders’ Equity

Classes of Shares

The Company’s Board of Directors has authorized four classes of shares, Ordinary, A Ordinary, Preferred Ordinary and Series B Preferred Ordinary.  The rights of the holders of all the classes of shares are identical, except with respect to order of priority if the Company was to have a liquidation or reduction of capital. Shares of A Ordinary, Preferred Ordinary and Series B Preferred Ordinary may be converted at any time at the option of the stockholder and automatically convert upon sale or transfer to Ordinary shares at a ratio of 1:1.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

Liquidation and Reduction of Capital Rights

In the event of a liquidation where the surplus assets of the Company remaining after the payment of its liabilities available for distribution among the members are less than the aggregate issue price paid for all Series B Preferred Ordinary shares, Preferred Ordinary shares and A Ordinary shares, such surplus of assets shall be applied in the following order of priority.  The Company will pay the Series B Preferred Ordinary shareholders up to an amount equal to the aggregate issuance price of all the Series B Preferred Ordinary shares.  The Company will then pay the Preferred Ordinary shareholders up to an amount equal to the aggregate issuance price of all the Preferred Ordinary shares.  Lastly, the Company will then distribute the remainder of the surplus assets to the A Ordinary and Ordinary shareholders in proportion to the number of shares held by each of them respectively as if they together constituted one class.

In the event of a liquidation where the surplus assets of the Company remaining after the payment of its liabilities available for distribution among the members are greater than the aggregate issue price paid for all Series B Preferred Ordinary shares, Preferred Ordinary shares and A Ordinary shares, such surplus of assets shall be applied be distributed to all shareholders pro rata to the number of shares held by them.

In the event of a reduction of capital where the surplus assets of the Company remaining after the payment of its liabilities available for distribution among the shareholders are less than the aggregate issue price paid for all Series B Preferred Ordinary shares, Preferred Ordinary shares and A Ordinary shares, such surplus of assets shall be applied in the following order of priority.  The Company will pay the Series B Preferred Ordinary shareholders up to an amount equal to the aggregate issuance price of all the Series B Preferred Ordinary shares.  The Company will then pay the Preferred Ordinary and the A Ordinary shareholders (in proportion to the number of shares held by each of them respectively as if they together constituted one class) the balance of the surplus assets.

In the event of a reduction of capital where the surplus assets of the Company remaining after the payment of its liabilities available for distribution among the members are greater than the aggregate issue price paid for all Series B Preferred Ordinary shares, Preferred Ordinary shares and A Ordinary shares, such surplus of assets shall be applied be distributed to all shareholders pro rata to the number of shares held by them.

Saffron Hill Venture Loans Conversion

On October 27, 2008, the Company converted the Saffron Hill Venture Loans into Series B preferred ordinary shares of Image Metrics’ stock. The outstanding principal and accrued interest on this date was £2,902,000 and was converted into 1,759,390 Series B Preferred Ordinary shares at a conversion price of £1.65 per share.  The exchange did not result in a gain or loss.  (See note 4 for further discussion.)

December 2008 Private Equity Offering

In December 2008, the Company completed a private equity fund raising round by selling 599,393 shares of its Series B Preferred Ordinary shares at £1.65 per share for a total raise of £989,000.  The round was fully subscribed by two of the Company’s existing investors, one of which is also a member of the Company’s Board of Directors.

ETV Equity Rights

As part of the loan agreements with ETV, the Company granted ETV rights to purchase shares of equity of Image Metrics.  As of December 31, 2009, the warrants allow ETV to purchase up to 126,383 preferred shares, 52,521 shares are exercisable at £2.38 and 73,862 are exercisable at £1.19.  As of September 30, 2009, the warrants allow ETV to purchase up to 117,251 preferred shares, 75,758 shares are exercisable at £1.65 and 73,890 are exercisable at £1.19. (See note 4 for additional discussion.)

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

In consideration for the loans given by ETV to the Company in 2006 and 2008, the Company granted to ETV options to purchase shares of the Company that are exercisable if the Company was to complete an equity offering prior to the loans being retired.

The Company’s conversion of its Saffron Hill Venture Loans into series B preferred ordinary shares in October 2008 qualified as an equity offering, which enabled ETV to purchase up to 60,606 shares of preferred series B stock at £1.65 per share and up to $200,000 of preferred series B stock at a price of £1.19 or the lowest price of any future offering. The options to purchase 60,606 shares are exercisable until 30 May 2016, and the options to purchase up to $200,000 are exercisable until June 30, 2018.

Image Metrics Promissory Notes 2011 Conversion Rights

The Image Metrics Promissory Notes 2011 include contingent conversion rights into shares of the Company’s stock.  In the event that the Company raises more than $2,500,000 in equity funding prior to repayment of the outstanding balance the lender may at its option convert the outstanding amount of the loan and any accrued interest into shares of Image Metrics stock.   If the fundraising occurs prior to October 31, 2010 then the lender is entitled to conversion of the outstanding amount into the most senior class of stock issued pursuant to the funding and at the same price as that extended to the third party investors.  If the Company does not complete an equity funding of more than $2,500,000 prior to October 31, 2010, then until the loan is repaid in full, the lender is entitled to conversion of the outstanding amount into shares of the Company’s Series B Preferred Ordinary stock at a price of £1,65 per share. In the event of a change in control, the lender is entitled to conversion of the outstanding amount into shares of the Company’s Series B Preferred Ordinary stock at a price of £1.65 per share. (See note 11 for discussion on the completed exchange offer.)

Private Individual Loan Conversion Rights

The Private Individual Loan includes contingent conversion rights into shares of the Company’s stock.  In the event that the Company raises a minimum of $1,000,000 in equity funding prior to repayment of the outstanding balance, the lender may at its option, within six months of the fundraising date, convert the outstanding amount of the loan and any accrued interest into shares of the Company’s stock into shares of the same class of stock and at the same price as that extended to the third party investors.  If the Company does not complete an equity funding prior to June 30, 2011, then until the loan is repaid in full, the lender is entitled to conversion of the outstanding amount into shares of the Company’s Series B Preferred Ordinary stock at a price of £1.50 per share. (See note 11 for discussion on the completed exchange offer.)

Image Metrics 10% Unsecured Convertible Notes Conversion Rights

The Image Metrics 10% Unsecured Convertible Notes include conversion rights into shares of the Company’s stock.  If prior to the loan being repaid in full, the Company completes an exchange offer transaction, the lender may at its option convert the outstanding amount of the loan and any accrued interest into shares of the same class of stock and at a conversion price equal to 80% of the per unit offering price as that extended to the third party investors.  (See note 11 for discussion on the completed exchange offer.)

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

6.	Comprehensive Loss

The below table reconciles the Company’s net loss with its comprehensive loss, (in thousands):

	December 31, 2009	December 31, 2008
Net loss	$(1,327)	$(735)
Foreign currency tranlsation adjustments	—	(325)
Comprehensive loss	$(1,327)	$(1,060)

7.	Net Loss Per Ordinary Share

Basic net loss per ordinary share excludes dilution for potentially dilutive securities and is computed by dividing loss applicable to ordinary shareholders by the weighted average number of common shares outstanding during the period. Diluted net loss per ordinary share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Potentially dilutive securities are excluded from the computation of diluted net loss per share for all of the periods presented in the accompanying statements of operations because the reported net loss in each of these periods results in their inclusion being antidilutive. Antidilutive securities, which consist of convertible A Ordinary shares, Preferred Ordinary shares, and Series B Preferred Ordinary shares, stock options, warrants, and shares that could be issued upon conversion of convertible notes, that are not included in the diluted net loss per share calculation consisted of an aggregate of 5,023,074 shares and 3,275,397 shares as of December 31, 2009 and 2008, respectively.

8.	Commitments and Contingencies

Operating Leases

The Company has entered into non-cancellable operating leases for office space.  Rent expense for operating leases was $168,000 and $148,000 for the three months ended December 31, 2009 and 2008 respectively. The Company is committed under operating leases with terminations through 2013 and has the option to renew for five years. The Company received one year of free rent under its UK office’s operating lease, upon inception of the lease.  This rent free period is spread over the minimum lease period. All leases under the company are expensed on a straight-line basis. The total future minimum lease rentals are scheduled to be paid as follows (in thousands):

Fiscal year ending
2010 (Jan to Sep 2010)	$504
2011	692
2012	717
2013	324
Total future minimum lease payments	$2,237

Letter of Credit

In connection with one of its office space leases, the company has fulfilled its security deposit requirement with an irrevocable standby letter of credit.  At December 31, 2009 and 2008 the value of the letter of credit was $100,000.  Under the terms of the lease, the security deposit requirement is reduced by $20,000 on the anniversary date of each lease year through the lease end date.  There is an annual fee of 0.25% payable on the available balance of the letter of credit.  The letter of credit expires on March 31, 2010. The letter of credit was undrawn at December 31, 2009 and 2008.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

Under the terms of this arrangement, the Company is required to maintain on deposit with the bank a compensating balance in the form of a certificate of deposit equal to the amount of the standby letter of credit.  At December 31, 2009 and 2008 the certificate of deposit is included in restricted cash.

9.	Business Segment Information

The Company primarily operates in two geographic business segments: the North America region, which includes the United States and Canada, and Europe. Revenue is assigned based on the region where the services are performed. Expenses incurred are assigned to each respective region based on which region incurred the expense. The following table summarizes revenue recognized by region (in thousands):

	2009	2008

Europe	$2,246	$1,342
North America	141	52
Total revenue	$2,387	$1,394

The following table summarizes net income (loss) by region (in thousands):

	2009	2008

Europe	$601	$768
North America	(1,928)	(1,503)
Total net loss	$(1,327)	$(735)

10.	Related Party Transactions

During the three months ended December 31, 2009 and 2008, the Company entered into transactions, in the ordinary course of business, with Optasia Medical Limited. The value of services provided by Optasia was $6,000 during the three months ended December 31, 2009 and 2008.  The amount due to Optasia as of December 31, 2009 was $0.

During the three months ended December 31, 2009 and 2008, the Company incurred interest expense of $37,000 and $0, respectively, related to notes payable to SHV, its principal investor.  The company had accrued interest payable to SHV of $64,000 and $27,000 as of December 31, 2009 and September 30, 2009, respectively.

In October 2008, the Company converted its Saffron Hill Ventures Loans into Series B Preferred Ordinary shares. (See notes 4 and 5 for further discussion.)

In December 2008, the Company sold an aggregate of 599,393 shares of its Series B Preferred Ordinary shares at £1.65 per share for a total of £989,000 to two of the Company’s existing investors, one of which is also a member of the Company’s Board of Directors.

During the three months ended December 31, 2009, the Company received loan proceeds in the amount of $375,000 from its principal investor, SHV.

Image Metrics Ltd

Notes to the Unaudited Condensed Consolidated Financial Statements
at December 31, 2009

11.	Subsequent events

On March 10, 2010, the Company closed the first round of a private equity offering.  The Company sold 8,394,098 units, each consisting of one share of the Company’s series A convertible preferred stock and a detachable, transferable warrant to purchase common stock at an exercise price of $1.50, for $8.0 million.  The $8.0 million included the conversion of $3.8 million of its convertible notes payable. Each share of series A convertible preferred stock is initially convertible into one share of common stock at any time.  Each warrant entitles the holder to purchase one-half share of common stock at an exercise price of $1.50 per share through March 26, 2014, subject to redemption provisions based on the trading price and trading volume of our common stock.

Simultaneously with the close of the private equity offering, the Company exchanged all of its outstanding equity for 11,851,637 shares of International Cellular Accessories “ICLA”.  As a result, Image Metrics Limited became a wholly owned subsidiary of ICLA.

In connection with the transaction, Saffron Hill Ventures and other potential investors provided the Company with bridge financing.  The bridge financing provided working capital while the Company worked to complete the private equity offering.  On January 10, 2010, the Company established a credit instrument up to $2,000,000 10% Unsecured Convertible Notes.

The interest paid on the 10% Unsecured Convertible Notes was 4% of the total principal of $2.0 million.  The note holders also received warrants totalling 663,000.  210,600 warrants of the total issued warrants were issued to Saffron Hill Ventures and each warrant provides the holder the right to purchase one share of the company’s common stock at $1.50.  The remaining 452,400 warrants provide the holder the right to purchase ½ share of the Company’s common stock at a strike price of $1.50 per share.

$1.5 million of the 10% Unsecured Convertible Notes were converted into equity as part of the Company’s private equity offering that closed on March 10, 2010.  The remaining $0.5 million of the notes were repaid with the proceeds from the private offering.

On March 26, 2010, the Company closed the second round of its private equity offering.  The Company sold 925,000 units, each consisting of one share of the Company’s series A convertible preferred stock and a detachable, transferable warrant to purchase common stock, for $0.9 million.  Each share of series A convertible preferred stock is initially convertible into one share of common stock at any time.  Each warrant entitles the holder to purchase one-half share of common stock at an exercise price of $1.50 per share through March 26, 2014, subject to redemption provisions based on the trading price and trading volume of our common stock.